As filed with the Securities and Exchange
Commission on December 6, 1996

                       Registration No. 333-_____


       SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549


                    FORM S-8
        REGISTRATION STATEMENT UNDER THE
             SECURITIES ACT OF 1933


     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
 (Exact name of registrant as specified in its
                    charter)


                    DELAWARE
(State or other jurisdiction of incorporation or
                 organization)


                   52-1449733
      (I.R.S. Employer Identification No.)


      218 North Charles Street, Suite 500
           Baltimore, Maryland  21201
 (Address of Principal Executive Offices) (Zip Code)


     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
    1996 NON-EMPLOYEE DIRECTORS' SHARE PLAN
            (Full title of the Plan)

                      and

     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
           1996 SHARE INCENTIVE PLAN
            (Full title of the Plan)


                 Mark K. Joseph
     Municipal Mortgage and Equity, L.L.C.
      218 North Charles Street, Suite 500
           Baltimore, Maryland  21201
    (Name and Address of Agent for Service)


                 (410) 962-8044
(Telephone Number, Including Area Code, of Agent
                  for Service)

        CALCULATION OF REGISTRATION FEE


 Title of                         Proposed           Proposed         Amount of
Securities to   Amount to be   Maximum Offering  Maximum Aggregate  Registration
be Registered   Registered(1)  Price Per Share     Offering Price        Fee
-------------   ------------   ----------------  -----------------  ------------

Growth Shares      933,033            (2)                (2)        $4,325.65(2)



(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the plans.

(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, 933,033 shares and the filing fee of $4,325.65 are being carried forward from the Registration Statement No. 33-99088 to this Registration Statement.
The filing fee had been calculated pursuant to Rule 457(f)(2).

                     PART I

   INFORMATION REQUIRED IN THE SECTION 10(a)
                   PROSPECTUS


Item 1.   Plan Information.*


Item 2.   Registrant Information and Employee Plan Annual
Information.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to
  Part I of Form S-8.

                    PART II

    INFORMATION REQUIRED IN THE REGISTRATION
                   STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Municipal Mortgage and Equity,
L.L.C., a Delaware limited liability company (the "Company"), are incorporated herein by reference:

     (a) The Company's Prospectus (File No. 33-99088), filed with the Commission pursuant to Rule 424(b) of the Securities Act on June 18, 1996;

     (b)  The Annual Report on Form 10-K, as amended, of SCA Tax
Exempt Fund Limited Partnership for the fiscal year ended December 31,
1995;

     (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, and June 30, 1996, filed with the Commission on November 14, 1996 and August 14, 1996, respectively; and

     (d) The description of the Growth Shares of the Company under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (File No. 1-11981), filed with the Commission on July 25, 1996.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Officers and Directors.

     According to Article 8 of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement"), all directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim
(including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer acted fraudulently or illegally.

     The indemnification provided in the Operating Agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Company's Operating
Agreement will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

Item 7.   Exemption from Registration.

     Not applicable.

Item 8.   Exhibits.

     Exhibit             Description

      4.1 Form of Amended and Restated Certificate of Formation and Operating Agreement of the Company (Exhibit 3.4 to the Company's Registration Statement on Form S-4
                       (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

      4.2 By-laws of the Company (Exhibit 3.5 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

      4.3 Form of Certificate evidencing Ownership of Growth Shares of the Company (Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

      5.1              Opinion of Morgan, Lewis & Bockius LLP

     23.1              Consent of Price Waterhouse LLP

     23.2              Consent of Morgan, Lewis & Bockius LLP
                       (included in Exhibit 5)

     24.1              Powers of Attorney (included on signature pages hereto)


Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
               Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section
13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on this 27th day of November, 1996.

                                   MUNICIPAL MORTGAGE AND EQUITY, L.L.C.


                                   By:  /s/Mark K.Joseph
                                        ----------------
                                           Mark K.Joseph

                                   Chairman of the Board, President,
                                   Chief Executive Officer, and
                                   Chief Financial Officer

                POWERS OF ATTORNEY

     Each person whose signature appears below hereby appoints
Mark K. Joseph as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.


     Signature                     Title                        Date


/s/Mark K. Joseph            Chairman of the Board,            November 27, 1996
-----------------            President, Chief Executive
   Mark K. Joseph            Officer (Principal Executive
                             Officer), and Chief Financial
                             Officer (Principal Financial
                             Officer and Principal
                             Accounting Officer)

/s/ Charles Baum             Director                          November 27, 1996
----------------
    Charles Baum

/s/ Richard O. Berndt        Director                          November 27, 1996
---------------------
    Richard O. Berndt

/s/ Robert S. Hillman        Director                          December 3, 1996
---------------------
    Robert S. Hillman

/s/ William L. Jews          Director                          December 3, 1996
-------------------
    William L. Jews

/s/ Carl W. Stearn           Director                          November 27, 1996
------------------
    Carl W. Stearn

                EXHIBIT INDEX


Exhibit        Description

  4.1 Form of Amended and Restated Certificate of Formation and Operating Agreement of the Company (Exhibit 3.4 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

  4.2 By-laws of the Company (Exhibit 3.5 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

  4.3 Form of Certificate evidencing Ownership of Growth Shares of the Company (Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088), filed November 7, 1995, is hereby incorporated by reference)

  5.1          Opinion of Morgan, Lewis & Bockius LLP

 23.1          Consent of Price Waterhouse LLP

 23.2          Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

 24.1          Powers of Attorney (included on signature pages hereto)

                   EXHIBIT 5.1

      Opinion of Morgan, Lewis & Bockius LLP

December 5, 1996

Municipal Mortgage and Equity, L.L.C.
Park Charles Suite 500
218 N. Charles Street
Baltimore, MD 21201

Re:  Registration Statement on Form S-8: Municipal Mortgage and
     Equity, L.L.C. 1996 Non-
     Employee Directors' Share Plan and 1996 Share Incentive Plan


Ladies and Gentlemen:

We have acted as special counsel to Municipal Mortgage and Equity, L.L.C., a Delaware limited liability company (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Act"), for the registration of 933,033 Growth Shares (the "Shares") to be offered and sold pursuant to the Company's 1996 Non-Employee Directors'
Share Plan and 1996 Share Incentive Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement, the organizational documents of the Company, certain of the Company's proceedings as reflected in its minute books, and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the respective Plans and against receipt of the consideration stipulated therefor.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the forgoing assumptions, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,

/s/ Morgan, Lewis & Bockius

                EXHIBIT 23.1
         Consent of Price Waterhouse LLP


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Muncipal Mortgage and Equity, L.L.C. of our report dated March 28, 1996 appearing in Part IV, Item 14 of SCA Tax
Exempt Fund Limited Partnership's 1995 Annual Report on Form 10-K/A for the year ended December 31, 1995, as filed on May 24, 1996.
We also consent to the incorporation by reference in this Registration Statement of our report dated March 28, 1996 relating to the financial statement of Municipal Mortgage and Equity, L.L.C. appearing in Amendment No. 3 to the Registration Statement on Form S-4 of
Municipal Mortgage and Equity, L.L.C., as filed on May 28, 1996.


/s/  Price Waterhouse LLP
     Baltimore, Maryland
     December 3, 1996